                                                                    EXHIBIT 2.02


                              AGREEMENT OF MERGER
                                       OF
                           VIEWSTAR ACQUISITION CORP.
                                      AND
                              VIEWSTAR CORPORATION


         This Agreement of Merger (this "Agreement") is entered into as of ____________, 1995 by and between ViewStar Acquisition Corp., a California corporation ("Sub"), and ViewStar Corporation, a California corporation ("ViewStar").

                                    RECITALS

         A. Sub is a wholly owned subsidiary of Caere Corporation, a Delaware corporation ("Caere").

         B. Caere, ViewStar, Sub and certain shareholders of ViewStar have entered into an Agreement and Plan of Merger and Reorganization, dated as of October 9, 1995, as amended October 23, 1995 (the "Plan"), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby, and for the merger of Sub with and into ViewStar in accordance with the California Corporations Code (the "California Law").

         C. The Boards of Directors of Caere, Sub and ViewStar have determined it to be advisable and in the respective interests of Caere, Sub and ViewStar and their stockholders that Sub be merged with and into ViewStar (the "Merger") so that ViewStar will be the surviving corporation of the Merger.

         NOW, THEREFORE, Sub and ViewStar hereby agree as follows:

         1.      THE MERGER

                 1.1 FILING. This Agreement, together with the officers' certificates of each of the Constituent Corporations required by the General Corporation Law of the State of California (the "California Law"), shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement.

                 1.2 EFFECTIVENESS. The Merger shall become effective upon the filing of this Agreement with the Secretary of State of the State of California (the "Effective Date").

                 1.3 MERGER. On the Effective Date, Sub shall be merged into ViewStar and the separate corporate existence of Sub shall thereupon cease. ViewStar shall be the Surviving Corporation in the Merger and the separate corporate existence of ViewStar, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

                 1.4 FURTHER ACTION. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

                 1.5 AMENDMENT OF ARTICLES. From and after the Effective Date and until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation shall hereby be amended and restated in full as set forth in Exhibit A attached hereto.

         2.      MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

                 2.1      CONVERSION OF SHARES.

                          (a)     Subject to Sections 2.5(c) and 2.6, at the
Effective Time, by virtue of the Merger and without any further action on the part of Caere, Sub, ViewStar or any shareholder of ViewStar:

                                  (i)      Each share of ViewStar Common Stock
that is issued and outstanding immediately prior to the Effective Time, including without limitation any shares of ViewStar Common Stock issued upon conversion of shares of ViewStar Preferred Stock effective on or before the Closing, will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Caere Common Stock, equal to the Applicable Fraction at the Effective Time.

                                  (ii)     Each share (if any) of Series A
Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Caere Common Stock, equal to the Applicable Series A Fraction, as defined below.

                                  (iii)    Each share (if any) of Series B
Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Caere Common Stock, equal to the Applicable Series B Fraction, as defined below.

                                  (iv)     Each share (if any) of Series C
Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the




                                       2.

part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Caere Common Stock, equal to the Applicable Series C Fraction, as defined below.

                                  (v)      Each share (if any) of Series D
Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Caere Common Stock, equal to the Applicable Series D Fraction, as defined below.

                                  (vi)     Each share (if any) of Series E
Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Caere Common Stock, equal to the Applicable Series E Fraction, as defined below.

                                  (vii)    each share of the common stock (with
no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                    (b)     For purposes of this Agreement:

                                  (i)      The "Aggregate Shares of Caere
Common Stock Issued For ViewStar Preferred Stock" shall be the number of shares of Caere Common Stock issued pursuant to Sections 2.1(a)(ii), (iii), (iv), (v) and (vi) above.

                                  (ii)     The "Aggregate Shares of Caere
Common Stock to be Issued" shall be 3,418,496 shares of Caere Common Stock; provided, however, that if the "Designated Caere Stock Price" is less than $8.50, the number of shares of Caere Common Stock in the "Aggregate Shares of Caere Common Stock to be Issued" shall be calculated by adding to the 3,418,496 shares of Caere Common Stock the product of multiplying (x) a fraction, the numerator of which is the difference between $8.50 and such Designated Caere Stock Price and the denominator of which is such Designated Caere Stock Price by (y) 1,709,248 (ii); and provided, further, that if the Designated Caere Stock Price is greater than $13.73, the number of shares of Caere Common Stock in the "Aggregate Shares of Caere Common Stock to be Issued" shall be calculated by subtracting from the 3,418,496 shares of Caere Common Stock the product of multiplying (x) a fraction, the numerator of which is the difference between such Designated Caere Stock Price and $13.73 and the denominator of which is such Designated Caere Stock Price by (y) 1,709,248.

                                  (iii)    The "Applicable Fraction" shall be
the fraction: (a) having a numerator equal to the amount by which the Aggregate Shares of Caere Common Stock to be Issued exceeds the Aggregate Shares of Caere Common Stock Issued for ViewStar Preferred




                                       3.

Stock; and (b) having a denominator equal to the amount determined by the sum of (i) the number of shares of ViewStar Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the Vested Option Shares.

                                  (iv)     The "Applicable Series A Fraction"
shall be the fraction determined by dividing (a) the "Series A Liquidation Preference Per Share" for the share of Series A Preferred Stock in question by
(b) the Designated Caere Stock Price."

                                  (v)      The "Applicable Series B Fraction"
shall be the fraction determined by dividing (a) the "Series B Liquidation Preference Per Share" for the share of Series B Preferred Stock in question by
(b) the Designated Caere Stock Price."

                                  (vi)     The "Applicable Series C Fraction"
shall be the fraction determined by dividing (a) the "Series C Liquidation Preference Per Share" for the share of Series C Preferred Stock in question by
(b) the Designated Caere Stock Price."

                                  (vii)    The "Applicable Series D Fraction"
shall be the fraction determined by dividing (a) the "Series D Liquidation Preference Per Share" for the share of Series D Preferred Stock in question by
(b) the Designated Caere Stock Price."

                                  (viii)   The "Applicable Series E Fraction"
shall be the fraction determined by dividing (a) the "Series E Liquidation Preference Per Share" for the share of Series E Preferred Stock in question by
(b) the Designated Caere Stock Price."

                                  (ix)     The "Designated Caere Stock Price"
shall be the average of the closing sale prices of a share of Caere Common Stock as reported on The Nasdaq National Market System for each of the ten consecutive trading days ending on the third trading date preceding the Closing Date.

                                  (x)      The "Series A Liquidation
Preference" shall be the aggregate dollar Series A Liquidation Preference of all shares of Series A Preferred Stock in accordance with Article IV, paragraph 2 of ViewStar Articles ("Art. IV, paragraph 2") of any shares of Series A Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series A Preferred Stock into ViewStar Common Stock has occurred). The "Series A Liquidation Preference Per Share" shall be the amount of such Series A Liquidation Preference applicable to a particular share of such still outstanding Series A Preferred Stock.

                                  (xi)     The "Series B Liquidation
Preference" shall be the aggregate dollar Series B Liquidation Preference of all shares of Series B Preferred Stock of ViewStar in accordance with Art. IV, paragraph 2 of any shares of Series B Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series B Preferred Stock into ViewStar Common Stock has occurred). The "Series B Liquidation Preference Per Share" shall be the amount of such Series B Liquidation Preference applicable to a particular share of still outstanding Series B Preferred Stock.




                                       4.

                                  (xii)    The "Series C Liquidation
Preference" shall be the aggregate dollar Series C Liquidation Preference of all shares of Series C Preferred Stock of ViewStar in accordance with Art. IV, pagragraph 2 of any shares of Series C Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series C Preferred Stock into ViewStar Common Stock has occurred). The "Series C Liquidation Preference Per Share" shall be the amount of such Series C Liquidation Preference applicable to a particular share of still outstanding Series C Preferred Stock.

                                  (xiii)   The "Series D Liquidation
Preference" shall be the aggregate dollar Series D Liquidation Preference of all shares of Series D Preferred Stock of ViewStar in accordance with Art. IV, paragrapah 2 of any shares of Series D Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series D Preferred Stock into ViewStar Common Stock has occurred). The "Series D Liquidation Preference Per Share" shall be the amount of such Series D Liquidation Preference applicable to a particular share of still outstanding Series D Preferred Stock.

                                  (xiv)    The "Series E Liquidation
Preference" shall be the aggregate dollar Series E Liquidation Preference of all shares of Series E Preferred Stock of ViewStar in accordance with Art. IV, paragraph 2 of any shares of Series E Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series E Preferred Stock into ViewStar Common Stock has occurred). The Series E Liquidation Preference Per Share" shall be the amount of such Series E Liquidation Preference applicable to a particular share of still outstanding Series E Preferred Stock.

                          (c)     If, prior to the Effective Time, Caere
recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the numerator of the Applicable Fraction will be adjusted appropriately.

                          (d)     If any shares of ViewStar Common Stock
outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with ViewStar, then the shares of Caere Common Stock issued in exchange for such shares of ViewStar Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Caere Common Stock may accordingly be marked with appropriate legends.

                 2.2      EMPLOYEE STOCK OPTIONS.

                          (a)     At the Effective Time, each stock option that
is then outstanding under ViewStar's Amended 1986 Incentive Stock Plan and 1994 Senior Executive Stock Plan (collectively, the "Stock Plans"), whether vested or unvested (a "ViewStar Option"), shall be




                                       5.

assumed by Caere in accordance with the terms (as in effect as of the date of ViewStar Option) of the Stock Plans and the stock option agreement by which such ViewStar Option is evidenced. All rights with respect to ViewStar Common Stock under outstanding ViewStar Options shall thereupon be converted into rights with respect to Caere Common Stock. Accordingly, from and after the Effective Time, (a) each ViewStar Option assumed by Caere may be exercised solely for shares of Caere Common Stock, (b) the number of shares of Caere Common Stock subject to each such assumed ViewStar Option shall be equal to the number of shares of ViewStar Common Stock that were subject to such ViewStar Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Caere Common Stock, (c) the per share exercise price for the Caere Common Stock issuable upon exercise of each such assumed ViewStar Option shall be determined by dividing the exercise price per share of ViewStar Common Stock subject to such ViewStar Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed ViewStar Option shall continue in full force and effect, and the term, exercisability, vesting schedule, status as an incentive or nonqualified option, and other provisions of such ViewStar Option shall otherwise remain unchanged; provided, however, that each such assumed ViewStar Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Caere after the Effective Time. ViewStar and Caere shall take all action that may be necessary (under the Stock Plans and otherwise) to effectuate the provisions of this Section 2.2. Following the Closing, Caere will send to each holder of an assumed ViewStar Option a written notice setting forth (i) the number of shares of Caere Common Stock subject to such assumed ViewStar Option, and (ii) the exercise price per share of Caere Common Stock issuable upon exercise of such assumed ViewStar Option.

                 2.3 WARRANTS. All ViewStar Warrants will terminate as of the Effective Time in accordance with their terms.

                 2.4 CLOSING OF VIEWSTAR'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of ViewStar's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of ViewStar, and the stock transfer books of ViewStar shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of ViewStar's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of ViewStar's capital stock (a "ViewStar Stock Certificate") is presented to the Surviving Corporation or Caere, such ViewStar Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.5.

                 2.5      EXCHANGE OF CERTIFICATES.

                          (a)     At or as soon as practicable after the
Effective Time, Caere will send to the holders of ViewStar Stock Certificates
(i) a letter of transmittal in customary form




                                       6.

and containing such provisions as Caere may reasonably specify, and (ii) instructions for use in effecting the surrender of ViewStar Stock Certificates in exchange for certificates representing Caere Common Stock. Upon surrender of a ViewStar Stock Certificate to Caere for exchange, together with a duly executed letter of transmittal and such other documents as may reasonably be required by Caere, the holder of such ViewStar Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Caere Common Stock that such holder has the right to receive pursuant to the provisions of this Section 2, and ViewStar Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 2.5, each ViewStar Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Caere Common Stock (and cash in lieu of any fractional share of Caere Common Stock) as contemplated by this Section 2. If any ViewStar Stock Certificate shall have been lost, stolen or destroyed, Caere may, in its discretion and as a condition precedent to the issuance of any certificate representing Caere Common Stock, require the owner of such lost, stolen or destroyed ViewStar Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Caere may reasonably direct) as indemnity against any claim that may be made against Caere or the Surviving Corporation with respect to such ViewStar Stock Certificate.

                          (b)     No dividends or other distributions declared
or made with respect to Caere Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered ViewStar Stock Certificate with respect to the shares of Caere Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such ViewStar Stock Certificate in accordance with this Section 2.5 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

                          (c)     No fractional shares of Caere Common Stock
shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of ViewStar who would otherwise be entitled to receive a fraction of a share of Caere Common Stock (after aggregating all fractional shares of Caere Common Stock issuable to such holder) shall, upon surrender of such holder's ViewStar Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Caere Stock Price.

                          (d)     Caere and the Surviving Corporation shall be
entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of ViewStar pursuant to this Agreement such amounts as Caere or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.




                                       7.

                          (e)     Neither Caere nor the Surviving Corporation
shall be liable to any holder or former holder of capital stock of ViewStar for any shares of Caere Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

                 2.6      DISSENTING SHARES.

                          (a)     Notwithstanding anything to the contrary
contained in this Agreement, any shares of capital stock of ViewStar that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Caere Common Stock in accordance with
Section 2.1 (or cash in lieu of fractional shares in accordance with Section 2.5(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Caere Common Stock in accordance with Section 2.1 (and cash in lieu of fractional shares in accordance with Section 2.5(c)).

                          (b)     ViewStar shall give Caere (i) prompt notice
of any written demand received by ViewStar prior to the Effective Time to require ViewStar to purchase shares of capital stock of ViewStar pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to ViewStar prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. ViewStar shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Caere shall have consented in writing to such payment or settlement offer.

         3.      TERMINATION AND AMENDMENT

                 3.1 AGREEMENT SUBJECT TO TERMINATION BY MUTUAL CONSENT. Notwithstanding the approval of this Agreement by the stockholders of Caere, Sub and ViewStar, this Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Sub and ViewStar.

                 3.2 AGREEMENT SUBJECT TO TERMINATION ON TERMINATION OF PLAN. Notwithstanding the approval of this Agreement by the stockholders of Caere, Sub and ViewStar, this Agreement will terminate forthwith in the event that the Plan is terminated in accordance with its terms.




                                       8.

                 3.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no liability on the part of either Caere, Sub or ViewStar or their respective officers and directors, except as otherwise provided in the Plan.

                 3.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of either Caere, Sub or ViewStar, but, after such approval, no amendment will be made which by applicable law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of Sub and ViewStar.

         4.      MISCELLANEOUS

                 4.1 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (irrespective of its choice of law principles).

                 4.3 COUNTERPARTS This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




                                       9.

         IN WITNESS WHEREOF,the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

VIEWSTAR ACQUISITION CORP.



By:________________________________________________
         Robert G. Teresi
         Chief Executive Officer



By:________________________________________________
         Blanche M. Sutter
         Vice President, Finance
         Chief Financial Officer
         and Secretary






                                      10.

         IN WITNESS WHEREOF,the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

VIEWSTAR CORPORATION



By:________________________________________________
         Kamran Kheirolomoom
         President and Chief Executive
         Officer and Director



By:________________________________________________
         Mario M. Rosati
         Secretary





                                      11.

                                   EXHIBIT A

                 Amended and Restated Articles of Incorporation
                            of ViewStar Corporation

                          FORM OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              VIEWSTAR CORPORATION


                                       I.

         The name of this corporation is ViewStar Corporation.

                                      II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         The corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000).

                                      IV.

         (a) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (b) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         (c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER
                                       OF
                           VIEWSTAR ACQUISITION CORP.
                           (DISAPPEARING CORPORATION)

Robert G. Teresi and Blanche M. Sutter hereby certify that:

         1. They are the Chief Executive Officer and the Secretary, respectively, of ViewStar Acquisition Corp., a California corporation (the "CORPORATION").

         2. The Agreement of Merger between the Corporation and ViewStar Corporation, a California corporation ("ViewStar"), attached hereto was duly approved by the Board of Directors of the Corporation.

         3. There is only one class of shares of stock of the Corporation outstanding, designated "Common Stock," of which 100 shares were outstanding and entitled to vote on the merger.

         4. The principal terms of the Agreement of Merger were approved by the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The approval of a majority of the outstanding shares of Common Stock entitled to vote on the merger was required.

         5. The principal terms of the Agreement of Merger were approved by a vote of the stockholders of Caere Corporation, a Delaware corporation and parent of the Corporation ("Caere"), which parent corporation is issuing equity securities to the shareholders of ViewStar, by a vote of a number of shares which equaled or exceeded the vote required. There is only one class of shares of stock of Caere outstanding, designated "Caere Common Stock," of which 13,249,715 shares were outstanding and entitled to vote on the merger. The approval of a majority of the outstanding shares of Caere Common Stock entitled to vote on the merger was required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated:  _______, 1995
                                                  By:___________________________
                                                  Robert G. Teresi
                                                  Chief Executive Officer

Dated:  _______, 1995
                                                  By:___________________________
                                                  Blanche M. Sutter
                                                  Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER
                                       OF
                              VIEWSTAR CORPORATION
                            (SURVIVING CORPORATION)


Kamran Kheirolomoom and Mario Rosati hereby certify that:

         1. They are the President and the Secretary, respectively, of ViewStar Corporation, a California corporation (the "CORPORATION").

         2. The Agreement of Merger between the Corporation and ViewStar Acquisition Corp., a California corporation ("Sub"), attached hereto was duly approved by the Board of Directors of the Corporation.

         3. The Corporation has two classes of shares of stock outstanding, designated "Common Stock" and "Preferred Stock," respectively, of which 2,427,524 shares of Common Stock and 9,330,487 shares of Preferred Stock were outstanding and entitled to vote on the merger.

         4. The principal terms of the Merger Agreement were approved by the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The approval of (i) a majority of the shares of ViewStar Common Stock outstanding and entitled to vote, voting as a class; and (ii) a majority of the shares of ViewStar Preferred Stock (on an as-converted basis) outstanding and entitled to vote, voting as a class, was required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.



Dated:  __________, 1995
                                                  By:___________________________
                                                  Kamran Kheirolomoom
                                                  President



Dated:  __________, 1995
                                                  By:___________________________
                                                  Mario M. Rosati
                                                  Secretary